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                                                                    EXHIBIT 10.7

                               JPA HUMAN RESOURCE
                               OUTSOURCE PROPOSAL

PROJECT DESCRIPTION

John Parry & Alexander (JPA), a Human Resource and Administrative Services consulting company, has been asked to present a proposal to allow Evergreen Bank ("Client") to outsource its human resource function to JPA.

THE JPA HUMAN RESOURCE OUTSOURCE PROCESS

Clients who sign on with JPA go through a step-by-step process to ensure that the end result will ensure that they have the policies and programs in place to be competitive and that the policies and programs in place are compliant with all administrative and regulatory requirements. This is the process we follow:

STEP 1 EMPLOYEE FILES AND PROCESSING

JPA will audit all employee files, establish payroll processing design, and manage benefit providers. JPA will complete all file documentation as required (I-9, W-4, etc.) If plans are not in place or plan change is warranted, JPA will handle the plan change and implementation.

STEP 2 ACCOUNTABILITY MATRIX

JPA will develop a matrix to include all aspects of the Human Resource function and will assign accountability for each.

STEP 3 EMPLOYEE HANDBOOK

If the company does not have an employee handbook or the current handbook is in need of revision, JPA will complete a new employee handbook for the company.

STEP 4 EXECUTIVE BRIEFING BOOK

To ensure that the top executives of the company have all of the information they need on each employee, JPA drafts and provides to management a detailed briefing book on employees.

IMPLEMENTATION AND MAINTENANCE

Once JPA has completed the set up process the outsourced product moves to the implementation and ongoing maintenance program. There are a number of benefits associated with this phase.

JPA WILL PROVIDE THE COMPANY WITH NEW & TERMINATED EMPLOYEE PACKAGES
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JPA will develop packages for new hires and assist with the hiring process as needed. The new employee package will include at minimum:

-     Employee Handbook
-     W-4
-     State Withholding Form
-     Benefit Plan Descriptions
-     Benefit Plan Enrollment Forms
-     Manager Checklist
-     Employee Application
-     Employment Letter
-     I-9 Form
-     Direct Deposit Authorization

JPA will also provide a terminated employee package for use as the company grows and terminations occur.

The termination employee package will include at minimum:

-     Manager Checklist
-     Equipment Return Checklist
-     Security Return Checklist (keys, passwords)
-     Employee Termination Form
-     COBRA Notice
-     COBRA Election Form
-     401(K) Election Form

JPA will maintain an inventory of these packages and distribute to the company as needed.

JPA WILL IMPLEMENT ACCESS TO ASK JPA!

JPA will assign a password and access to its online database ASK JPA!. This database contains over 1,000 common questions and answers to most frequently asked Human Resource and Administrative Services questions. Access to the database can be provided to all managers.

EMPLOYEE RELATIONS SERVICES - UNLIMITED ACCESS TO JPA DIRECTORS AND SENIOR ASSOCIATES

You will be provided with immediate unlimited access to JPA Directors and Senior Associates regarding advice and counsel on Human Resource issues of concern to the company's management.
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MAINTENANCE

JPA will maintain employee files accurately, verify benefit billings, coordinate payroll processing with payroll vendor, communicate with employees on benefits, and be available as a reference for employees and management on Human Resource issues.

JPA reserves the right to select an alternate payroll provider with the understanding that the cost to the Company will not increase significantly without the company's approval.

JPA has all active employee files scanned and imaged for upload to the JPA website. This provides client with remote access and is an excellent disaster recovery protection. The initial file imaging is completed by a third party and the cost passed through to the client without markup. Subsequent document imaging for employee files is done by JPA and JPA absorbs the cost.

COST

The cost for Steps 1-4 is a one-time set up and audit fee based on the number of employees.

Implementation and maintenance cost is based on the number of employees, which is a monthly fee.

JPA's standard set up fee and monthly fee are as follows:

                                  STANDARD
              NUMBER OF          SET UP FEE          MONTHLY
              EMPLOYEES        (NON-RECURRING)    OUTSOURCED FEE
               40 - 55               $8,000           $5,000

TIMELINE

JPA will establish a timeline for the outsourced transition in its first meeting with Client.

CONSULTING STAFF

Dennis Wootten and Trisha Milazzo will be assigned to complete this project.

OTHER SERVICES:

JPA can also provide the following other Human Resource service to Client if the need arises:

-     Board of Director and Executive Compensation Services
-     Base Compensation and Incentive Plan Design
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-     Benefit Plan Design and Analysis
-     Injury and Illness Prevention Program
-     Harassment Awareness Programs
-     Executive Searches
-     Outplacement Services
-     Incentive and Stock Option Plan Design
-     Customer and Employee Surveys
-     Organization Design and Development
-     Strategic Planning and Meeting Facilitation
-     Training

JPA will provide Client individual proposals on the above services as requested.

WAIVER OF CONSEQUENTIAL DAMAGES/LIMITATION OF LIABILITY

Neither party shall be liable to the other for any indirect, incidental, exemplary, special or consequential damages, including cost of procurement of substitute services, even if the other party has been advised of the possibility of such damages arising out of or in connection with the services herein provided. John Parry & Alexander, Inc.'s (JPA) total liability to Client or any third party hereunder shall not exceed the total fees paid hereunder by Evergreen Bank (Client).

Client, with execution of this agreement, authorizes JPA to use their corporate name, only, in advertising materials listing past and present clients in electronic and hard copy versions.

INDEMNITY AGREEMENT

Client acknowledges that JPA is providing consulting services at the Client's request and that the Client is the final decision maker on how much, if any, of the recommendations made by JPA are used by the Client. Client, therefore, agrees, to the fullest extent permitted by law, to indemnify and hold JPA harmless from damages and losses arising from the negligent acts, errors or omissions of JPA in the performance of professional services under JPA's agreement with Client. JPA is not obligated or required to indemnify the Client.

PROJECT APPROVAL

This project requires the approval of Gerald Hatler, President and CEO of Evergreen Bank.

APPROVED:
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/s/ GERALD HATLER                          Date:  12/23/04
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Gerald Hatler
President and CEO